SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                     Current Report Pursuant
                 to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 January 20, 1995 (January 17, 1995)
Date of report (Date of earliest event reported)

                     MORRISON RESTAURANTS INC.
     (Exact Name of Registrant as Specified in Its Charter)

                             DELAWARE
         (State or Other Jurisdiction of Incorporation)

          1-12454                           63-0475239
  (Commission File Number)               (I.R.S. Employer
                                        Identification No.)

            4721 Morrison Drive
            P.O.Box 160266
            Mobile, Alabama                           36625
 (Address of Principal Executive Offices)          (Zip Code)

                         (334) 344-3000
                 (Registrant's Telephone Number)

                              N/A
  (Former Name or Former Address, if Changed Since Last Report)





                 INFORMATION TO BE INCLUDED IN REPORT


Item 5.   Other Events.

On January 16, 1995 the Registrant completed the previously announced acquisition of Tias, Inc., a chain of Tex-Mex/Southwestern restaurants based in Dallas, Texas for $9 million in Morrison common stock (354,673 shares) and assumption of liabilities of approximately $14 million. The Morrison stock issued in the transaction is subject to an effective registration statement filed by Morrison with the Securities and Exchange Commission to permit resales by the former Tias, Inc. shareholders from time to time.
     There are 13 Tia's restaurants in Dallas; Little Rock, Arkansas; and Tampa, Florida, with annualized sales volume of approximately $1.9 million in existing units and $2.75 million in new prototype units.

Item 5(b)      Exhibits

     The following is annexed hereto as an Exhibit to this Report.

          Stock Purchase Agreement dated as of January 16, 1995, by and among the Registrant and certain stockholders of Tias, Inc. listed on the signature pages thereto. The Exhibit contains a list briefly identifying the contents of the Exhibits and Schedules to the Stock Purchase Agreement, which have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.



The Index to Exhibits to this Report is incorporated herein by reference.

                              Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  MORRISON RESTAURANTS INC.
                                        (Registrant)


   01/19/95                    /s/ J. Russell Mothershed
    DATE                       J. RUSSELL MOTHERSHED
                               Senior Vice President, Finance
                               (Senior Vice President and
                                Principal Accounting Officer)





                             EXHIBIT INDEX


Exhibit
  No.                                        Document

   2 Stock Purchase Agreement dated as of January 16, 1995, by and among the Registrant and certain stockholders of Tias, Inc. listed on the signature pages thereto. The Exhibit contains a list briefly identifying the contents of the Exhibits and Schedules to the Stock Purchase Agreement, which have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.